Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY POSTS RESULTS
FOR THIRD QUARTER 2005
~ Revenue: $127.5 Million, an increase of 15.7% ~
~ Net Income: $10.5 Million ~
~ Fully Diluted EPS: $0.23 ~
GLENDALE, California (October 31, 2005) — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographic services and technology with more than 200 locations across the U.S. today reported revenue for the third quarter of 2005 of $127.5 million compared to $110.2 million in the third quarter of 2004, an increase of 15.7%. Net income for the third quarter of 2005 was $10.5 million, or $0.23 per diluted share. Adjusting for a proforma incremental income tax provision as if the Company had been a Delaware corporation in 2004, net income for the third quarter last year was $5.0 million, or $0.13 per fully diluted share.
Net income for the first nine months of 2005 was $57.5 million, or $1.33 per diluted share, including a one-time $27.7 million income tax benefit due to the Company’s reorganization from a limited liability company to a Delaware corporation in conjunction with its IPO in February 2005. Excluding the one-time income tax benefit, the Company earned $29.4 million, or $0.68 per fully diluted share, in the first nine months of 2005. Net income for the first nine months of 2004 was $25.5 million, or $0.68 per fully diluted share. Recognizing the proforma incremental income tax the Company would have paid had it been organized as a Delaware corporation in the first nine months of 2004, proforma net income for that period of 2004 was $17.8 million, or $0.47 per fully diluted share.
“Momentum continued in all business segments in the third quarter,” said S. “Mohan” Chandramohan, Chairman and CEO of American Reprographics Company. “Demand for commercial office space was very high across the nation, and in spite of the hurricanes, job creation was strong overall due to the expansion in the first two months of the quarter. These two factors contributed to ongoing growth in the architectural, engineering and construction industry, and consequently had a positive effect on our overall performance against our business initiatives. The hurricanes caused limited interruptions to our business in the affected regions. We were, however, enormously relieved that all of our employees and their immediate families were reported safe after each of the storms.”
K. “Suri” Suriyakumar, President and COO said, “Our business continues to operate at a very efficient level, in spite of the impact from hurricanes Katrina and Rita. Only two of our facilities still remain closed due to damage caused by the hurricanes. Our experience in the rebuilding process following natural disasters is extensive given our operating history, broad geographic presence and our role in the architecture, engineering and construction industry. At the present time, and with the understanding that most regions will be moving fast toward recovery, we believe that ARC divisions throughout the Gulf Coast region will be involved in the rebuilding activity. Across the rest of the country we experienced continued strength in large-format construction-oriented reprographics, and on-site services. Our acquisition of Cincinnati’s Queen City Reprographics in August solidified our footprint in southern Ohio, and we look forward to expanding our customer base in this part of the Midwest.”
Outlook
Based on current general economic trends and trends in the AEC industry, the Company’s plans for opening new locations and the entrance into new markets, American Reprographics Company is maintaining its previous revenue forecast for the year. For 2005, the Company anticipates that revenue will be between $485-$490 million. The forecast for fully diluted EPS, excluding the one-time income tax benefit of $27.7 million due to the Company’s reorganization, has been revised and will be in the range of $0.83-$0.85.
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2 p.m. Pacific time to discuss financial results for the third quarter ended September 30, 2005. The conference call can be accessed by dialing 866-700-0161 (Domestic) or 617-213-8832 (International). The passcode is “89088849.”

A replay of this call will be available for seven days. This replay can be accessed by dialing 617-801-6888. The required passcode for the replay is “33889221.”
A live webcast of this conference call can be accessed at the Company’s website at www.e-arc.com. An archive of the webcast will be available for approximately 90 days following the conclusion of the teleconference.
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC industries. The company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. We provide our core services through our suite of reprographics technology products, a network of locally branded reprographics service centers across the U.S., and on-site at our customers’ locations. Our service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing us to provide our services both locally and nationally. We serve more than 65,000 active customers.
Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “believe,” “expect,” “may,” “anticipate” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding favorable overall macroeconomic trends, positive trends in the architectural, engineering and construction industries, our continuing to open new locations and entrance into new markets, continued success in implementing our major strategic initiatives, and 2005 revenue and earnings per share estimates. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	Future downturns in the architectural, engineering and construction industries could diminish demand for our products and services
•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability
•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position
•	Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative affect on our future performance, results of operations and financial condition
•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations
•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition
•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our Quarterly Report on Form 10-Q for the quarters ended June 30, 2005 and March 31, 2005, our Annual Report on Form 10-K for the year ended December 31, 2004 and our final prospectus dated February 3, 2005. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of October 31, 2005, and except as required by law, ARC undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA, EBIT, proforma incremental tax provision, and proforma net income. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note 1 to “Non-GAAP Measures” included in this press release for further information.

Contacts:
David Stickney Director of Corporate Communications Phone: 925-949-5100 Email: dstickney@e-arc.com	Jason Golz Financial Dynamics Phone: 415-439-4532 Email: jgolz@fd-us.com

American Reprographics Company
Consolidated Balance Sheets
(dollars in thousands, except per share data)

	December 31,	September 30,
	2004	2005
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,826	$12,828
Accounts receivable, net	61,679	72,761
Inventories, net	6,012	7,017
Deferred taxes	1,364	2,897
Prepaid expenses and other current assets	7,855	5,085

Total current assets	90,736	100,588

Property and equipment, net	35,023	37,375
Goodwill	231,357	241,703
Other intangible assets, net	12,095	19,474
Deferred financing costs, net	6,619	4,596
Deferred taxes	—	17,815
Other assets	1,504	1,461

Total assets	$377,334	$423,012

Liabilities and Stockholders’ Equity (Deficit)
Liabilities:
Accounts payable	$21,170	$22,266
Accrued payroll and payroll-related expenses	11,683	11,544
Accrued expenses	24,834	23,233
Current portion of long-term debt and capital leases	10,276	12,426

Total current liabilities	67,963	69,469

Long-term debt and capital leases, net of debt discount	310,557	245,875
Mandatorily redeemable preferred membership units	27,814	—
Deferred taxes	5,634	—
Other long-term liabilities	375	376

Total liabilities	412,343	315,720

Commitments and contingencies

Stockholders’ equity (deficit):
Members’ deficit	(32,688)	—
Preferred stock, $.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $.001 par value, 150,000,000 shares authorized; zero and 44,314,812 shares issued and outstanding	—	44
Additional paid-in capital	—	53,722
Deferred stock-based compensation	(2,527)	(2,078)
Retained earnings	—	55,550
Accumulated other comprehensive income	206	54

Total stockholders’ equity (deficit)	(35,009)	107,292

Total liabilities and stockholders’ equity (deficit)	$377,334	$423,012

American Reprographics Company
Consolidated Statements of Operations
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
Net sales	$110,165	$127,487	$336,298	$369,513
Cost of sales	65,878	74,965	196,668	215,012

Gross profit	44,287	52,522	139,630	154,501

Selling, general and administrative expenses	26,170	28,315	81,434	83,336
Amortization of intangible assets	415	603	1,267	1,418

Income from operations	17,702	23,604	56,929	69,747

Other income	(7)	(63)	(574)	(287)
Interest expense, net	8,559	6,131	25,089	20,649

Income before income tax provision (benefit)	9,150	17,536	32,414	49,385
Income tax provision (benefit)	1,959	7,018	6,940	(8,079)

Net income	7,191	10,518	25,474	57,464

Income tax benefit due to Reorganization	—	—	—	27,701
Unaudited proforma incremental income tax provision	2,178	—	7,714	333

Unaudited proforma net income	$5,013	$10,518	$17,760	$29,430

Earnings per share (Actual):
Basic	$0.20	$0.24	$0.72	$1.37

Diluted	$0.19	$0.23	$0.68	$1.33

Earnings per share (Proforma):
Basic	$0.14	$0.24	$0.50	$0.70

Diluted	$0.13	$0.23	$0.47	$0.68

Weighted average common shares outstanding:
Basic	35,487,511	44,170,226	35,487,511	42,080,404
Diluted	37,473,657	45,014,364	37,473,657	43,058,179

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
Net income	$7,191	$10,518	$25,474	$57,464
Interest expense, net	8,559	6,131	25,089	20,649
Income tax provision (benefit)	1,959	7,018	6,940	(8,079)

EBIT	17,709	23,667	57,503	70,034
Depreciation	4,338	4,415	12,739	12,489
Amortization	415	603	1,267	1,418

EBITDA	$22,462	$28,685	$71,509	$83,941

Net income	$7,191	$10,518	$25,474	$57,464
Income tax benefit due to Reorganization	—	—	—	27,701
Unaudited proforma incremental income tax provision	2,178	—	7,714	333

Unaudited proforma net income	$5,013	$10,518	$17,760	$29,430

Earnings per share (Actual):
Basic	$0.20	$0.24	$0.72	$1.37

Diluted	$0.19	$0.23	$0.68	$1.33

Earnings per share (Proforma):
Basic	$0.14	$0.24	$0.50	$0.70

Diluted	$0.13	$0.23	$0.47	$0.68

Weighted average common shares outstanding:
Basic	35,487,511	44,170,226	35,487,511	42,080,404
Diluted	37,473,657	45,014,364	37,473,657	43,058,179
     See Note 1 for additional information regarding non-GAAP measures.

Note 1.    Non-GAAP Measures
     EBIT and EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.
     EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. We present EBIT and EBITDA because we consider them important supplemental measures of our performance and liquidity and believe that such measures are meaningful to investors because they are used by management for the reasons discussed below.
     We use EBIT as a metric to measure and compare the performance of our divisions. We operate our 40 divisions as separate business units, but manage debt and taxation at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our divisions. We also use EBIT as a metric to measure performance for the purpose of determining compensation at the division level and use EBITDA to measure performance and determine compensation at the consolidated level. We also use EBITDA as a metric to manage cash flow from our divisions to the corporate level and to determine the financial health of each division. As noted above, because our divisions do not incur interest or income tax expense, the cash flow from each division should be equal to the corresponding EBITDA of each division, assuming no other changes to a division’s balance sheet. As a result, we reconcile EBITDA to cash flow on a monthly basis as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures. In addition, certain covenants in our credit agreements require compliance with financial ratios based on EBITDA, adjusted for certain items as defined in our credit agreements.
     EBIT and EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
     • they do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;
     • they do not reflect changes in, or cash requirements for, our working capital needs;
     • they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
     • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.
     Because of these limitations, EBIT and EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only supplementally.
     We have presented our earnings per share for the nine months ended September 30, 2005 adjusted to exclude a one-time income tax benefit to the Company in order to present the Company’s operating results for the nine months ended September 30, 2005 in meaningful comparison to the same period in 2004.

American Reprographics Company
Consolidated Statements of Cash Flows
(dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2004	2005
Operating activities
Net income	$25,474	$57,464
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion of yield on redeemable preferred member units	1,494	449
Allowance for doubtful accounts	1,110	1,052
Reserve for inventory obsolescence	68	76
Depreciation	12,739	12,489
Amortization of intangible assets	1,267	1,418
Amortization of deferred financing costs	1,855	1,212
Deferred income taxes	689	(24,982)
Write-off of deferred financing costs	—	1,683
Amortization of deferred stock-based compensation	332	449
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(10,287)	(7,150)
Inventory	29	211
Prepaid expenses and other assets	(572)	1,676
Accounts payable and accrued expenses	8,221	(3,460)

Net cash provided by operating activities	42,419	42,587

Investing activities
Capital expenditures	(4,772)	(3,376)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(2,893)	(16,299)
Other	54	(35)

Net cash used in investing activities	(7,611)	(19,710)

Financing activities
Proceeds from initial public offering, net of underwriting discounts	—	92,690
Direct costs of initial public offering	—	(1,487)
Proceeds from stock option exercises	—	1,036
Proceeds from issuance of common stock under Employee Stock Purchase Plan	—	1,956
Redemption of preferred member units	—	(28,263)
Proceeds from borrowings under debt agreements	1,000	13,000
Payments on long-term debt under debt agreements	(36,191)	(94,204)
Payment of loan fees	(355)	(359)
Member distributions	(4,569)	(8,244)

Net cash used in financing activities	(40,115)	(23,875)

Net decrease in cash and cash equivalents	(5,307)	(998)
Cash and cash equivalents at beginning of period	17,315	13,826

Cash and cash equivalents at end of period	$12,008	$12,828

Supplemental disclosure of cash flow information Noncash investing and financing activities:
Noncash transactions include the following:
Capital lease obligations incurred	$6,274	$9,191
Issuance of subordinated notes in connection with the acquisition of businesses	$250	$8,230
Change in fair value of derivatives	$479	$(152)